EXHIBIT 10.20

SECOND AMENDMENT TO

DYNEGY INC. 401(K) SAVINGS PLAN

WHEREAS, Dynegy Inc. (the “Company”) and other Employers have heretofore adopted the Dynegy Inc. 401(k) Savings Plan (the “Plan”) for the benefit of their eligible employees; and

WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 2002; and

WHEREAS, the Company desires to further amend the Plan on behalf of itself and the other Employers;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2002:

1. The following new paragraph (h) shall be added to the end of Section 8.3 of the Plan:

“(h) Paragraphs (b), (d), and (e) above notwithstanding: (1) a Member who was employed by Northern Natural Gas Company (‘NNGC’) on the date of the closing of the sale of NNGC to MidAmerican Energy Holdings Company or an affiliate thereof shall have a 100% Vested Interest in his Employer Contribution Account on such date; (2) a Member whose employment was involuntarily terminated by the Employer for a reason other than Cause (as hereafter defined) during the Plan Year beginning on January 1, 2002, shall have a 100% Vested Interest in his Employer Contribution Account on the date of such termination; and (3) a Member whose employment was involuntarily terminated by the Employer for a reason other than Cause during the Plan Year beginning on January 1, 2003, shall have a 100% Vested Interest in his Employer Contribution Account on the date of such termination if such Member was notified of such termination and his ‘transition’ status in connection with the Employer’s reduction in force that occurred on October 21, 2002. For purposes of the preceding sentence, a Member’s employment shall be considered to have been involuntarily terminated by the Employer for Cause if such termination is by reason of such Member’s (i) conviction of a misdemeanor involving moral turpitude or a felony, (ii) engagement in conduct which is injurious (monetarily or otherwise) to the Employer or any of its affiliates (including, without limitation, misuse of the Employer’s or an affiliate’s funds or other property), (iii) engagement in gross negligence or willful misconduct in the performance of such individual’s duties, (iv) willful refusal without proper legal reason to perform such individual’s duties and responsibilities, (v) material breach of any material provision of any agreement between the Employer and such individual, or (vi) material breach of any material corporate policy maintained and established by the Employer that is of general applicability to Members.”

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 19th day of December, 2002.

DYNEGY INC.

BY:	/s/ Andrea Lang
	Name:	Andrea Lang
	Title:	Sr. VP H.R.